AGILYSYS FOURTH QUARTER REVENUE INCREASES 21% TO $63.0 MILLION; REPORTS ADJUSTED AND GAAP EARNINGS PER DILUTED SHARE OF $0.15 AND $0.01, RESPECTIVELY

- Fiscal 2013 Revenue Increases 13%; Adjusted Operating Income of $7.6 Million and
Adjusted Earnings of $0.32 per Diluted Share Exceed Guidance -

Alpharetta, GA - June 12, 2013 - Agilysys, Inc. (Nasdaq: AGYS), a leading developer and provider of innovative information technology, services and solutions for the hospitality industry, today reported operating results for its fiscal 2013 fourth quarter and full year ended March 31, 2013.

On June 3, 2013, the Company announced that it entered into a definitive agreement to divest its Retail Solutions Group (“RSG”) to an affiliate of Clearlake Capital Group, L.P., for total cash consideration of approximately $34.55 million, subject to customary closing conditions. All financial results presented below are inclusive of contributions from RSG, reflecting the timing of the proposed transaction, which is expected to close later this summer. Following the completion of the proposed transaction, and accounting for the acquisition of the assets of TimeManagement Corporation announced earlier this week, Agilysys will have approximately $108 million in cash and cash equivalents, representing approximately $4.80 per common share outstanding, and no debt. Going forward, Agilysys will focus exclusively on providing innovative software enabled solutions to the hospitality industry.

Summary of Fiscal 2013 Fourth Quarter Financial Results

•
Total net revenue increased $11.0 million, or 21%, to $63.0 million from $52.0 million in the prior-year period. Revenues for the Company’s Hospitality segment increased $0.6 million, or 3%, year over year, while revenues for the Company’s Retail segment grew $10.4 million, or 36%, from the prior-year period.

•	Recurring revenues (comprised of support, maintenance and subscription services) for the quarter were $20.5 million, an increase of 8% over the same period in fiscal 2012.

•	Gross margin was 39% in the fiscal 2013 fourth quarter compared to gross margin of 40% in the prior-year period.

•
Adjusted operating income (excluding stock-based compensation, amortization of intangibles and other one-time items) increased $6.9 million year over year to $3.3 million from an adjusted operating loss of $3.6 million in the year-ago period (see reconciliation below).

•
Adjusted net income (non-GAAP) from continuing operations grew to $3.2 million, or $0.15 per diluted share, compared with an adjusted net loss of $3.4 million, or ($0.16) per share, last year (see reconciliation below).

•
Net income for the period was $0.3 million, or $0.01 per diluted share, for the fiscal 2013 fourth quarter, compared to a net loss of $17.0 million, or ($0.78) per share, in the prior-year period. GAAP net loss for the fiscal 2012 fourth quarter includes a net loss of $9.7 million, or ($0.44) per share, related to a one-time asset impairment charge and net income of $1.1 million, or $0.05 per share, from discontinued operations.

Summary of Fiscal 2013 Full Year Financial Results

•
Total net revenue for the period increased $27.3 million, or 13%, to $236.1 million, compared with $208.9 million in the comparable prior-year period. The Hospitality segment grew 14%, or approximately $11.9 million, and the Retail segment revenue increased 13%, or approximately $15.3 million.

•	Recurring revenues (comprised of support, maintenance and subscription services) for the period were $77.1 million, an increase of 6% over fiscal 2012.

•	Gross margin was 38% in both fiscal 2013 and fiscal 2012.

•
Adjusted operating income (excluding stock-based compensation, amortization of intangibles and other one-time items) for fiscal 2013 increased $15.6 million year over year to $7.6 million from an adjusted operating loss of $7.9 million in fiscal 2012 (see reconciliation below).

•
Adjusted net income (non-GAAP) from continuing operations grew to $7.0 million, or $0.32 per diluted share, compared with the adjusted net loss of $8.7 million, or ($0.39) per share, in fiscal 2012 (see reconciliation below).

•
GAAP net loss was $1.3 million, or ($0.06) per share, in fiscal 2013 compared with a GAAP net loss of $22.8 million, or ($1.02) per share, in the year-ago period. GAAP net loss for fiscal 2012 includes a net loss of $9.7 million, or ($0.43) per share, related to a one-time asset impairment charge and net income of $11.5 million, or $0.51 per share, from discontinued operations.

James Dennedy, President and CEO of Agilysys, commented, “Our operating results for the fiscal 2013 fourth quarter and full year outperformed our plan and highlight the Company’s successful execution of our strategy. This success is evident in the continued growth of our Hospitality segment where total revenue, recurring revenue and gross margin increased year over year, and where our growth continues to outpace the overall market rate of growth. In addition, we expect the solid growth in hospitality product sales achieved in fiscal 2013 to help drive additional growth in fiscal 2014. We expect this growth to be fueled by continued and substantial investment in our product development initiatives, supplemented by select acquisitions. Our strategy and investment activity remains focused on advancing our product roadmap, capturing new market opportunities, increasing the value proposition to our customers and promoting an innovative professional environment to recruit, grow and retain the brightest minds and most customer-focused professionals in our industry.”

“Earlier this month, we announced an agreement to divest our RSG business in order to further focus on growing our market share and expanding our higher-margin recurring revenue opportunities in the hospitality industry. Over the last two years, Agilysys’ hospitality industry customer base has steadily increased. We have the financial strength, clear strategy, product development initiatives and team-wide commitment to drive consistent market share growth through further improvements in our solutions and industry-leading customer service. Our focus on delivering value-creating technology solutions and services that enable hospitality operators to improve their guests’ on-site experience, grow retention rates and increase wallet share continues to resonate with current and potential customers and will result in our ability to grow the business faster than the market rate of growth in our industry and deliver increased value for our shareholders.”

Robb Ellis, Chief Operating Officer and Chief Financial Officer, added, “Our fiscal 2013 fourth quarter and full year financial results reflect both the continued growth in our business as well as our ongoing investments in new product development that we expect will position Agilysys for consistent, long-term growth. Following the completion of the proposed transaction to divest Retail, and accounting for the acquisition of the assets of TimeManagement Corporation announced earlier this week, Agilysys will have approximately $108 million in cash, or approximately $4.80 per share, and no debt. With this healthy financial position and our disciplined focus on capital allocation, we are confident Agilysys can successfully execute on our goals of generating profitable revenue growth while strategically investing in the future of our business.”

Mr. Ellis continued, “For fiscal 2014, we expect to again achieve above market revenue growth and to generate positive adjusted operating income for the full year, while continuing our strategic initiatives in product and corporate development.”

2013 Fourth Quarter and Full Year Conference Call and Webcast
Agilysys is hosting a conference call and webcast today, June 12, 2013, beginning at 8:30 A.M. ET. Both the call and the webcast are open to the general public. The conference call number is 224-357-2393 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected. A slide deck, which will be the basis for the review, will accompany the conference call and can be accessed at http://agilysys.com/home/InvestorRelations/EventPresentation.htm.

Interested parties may also access the conference call live on the Internet at http://agilysys.com/home/InvestorRelations/EventPresentation.htm. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location at http://agilysys.com/home/InvestorRelations/EventPresentation.htm.

Forward-Looking Language
This press release and other publicly available documents, including the documents incorporated herein and therein by reference, contain, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include the risk factors set forth in Item 1A of the company’s Annual Report for the fiscal year ended March 31, 2012. Copies are available from the SEC or the Agilysys website. We undertake no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information
To supplement the unaudited condensed consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include adjusted operating income (loss) from continuing operations, adjusted net income (loss), adjusted net income (loss) per share and adjusted cash flow from operations. Management believes that such information can enhance investors' understanding of the company's ongoing operations. See the accompanying tables below for reconciliations of adjusted operating income (loss) from continuing operations and adjusted net income (loss), and adjusted cash flow from operations to the comparable GAAP measures.

Guidance
Guidance figures are based on the company’s current estimates and are subject to change by factors outside the company’s control. While this guidance is provided to give investors insight into expectations for the period, actual results may vary.

About Agilysys
Agilysys is a leading developer and marketer of proprietary enterprise software, services and solutions to the hospitality industry. The Company specializes in the development of market-leading point-of-sale, property management, inventory & procurement and mobile & wireless solutions that are designed to streamline operations, improve efficiency and enhance the guest experience. In addition, Agilysys provides support, maintenance, resold hardware products and software hosting or subscription services. Agilysys customers include casinos, resorts, hotels, foodservice venues, stadiums and cruise lines. Agilysys operates extensively throughout North America, Europe and Asia, with corporate services located in Atlanta, GA, EMEA headquarters in Cheshire, UK and APAC offices in both Singapore and Hong Kong. For more information, visit agilysys.com.
# # #

Investor Contact:
Robb Ellis                            Richard Land, Norberto Aja, Jim Leahy
Chief Operating Officer and Chief Financial Officer        JCIR
Agilysys, Inc.                            212-835-8500 or agys@jcir.com
770-810-7800 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

Net revenue:
Products	$33,866	$25,214	$123,798	$105,601
Support, maintenance and subscription services	20,468	19,007	77,145	72,711
Professional services	8,703	7,810	35,197	30,577
Total net revenue	63,037	52,031	236,140	208,889
Cost of goods sold:
Products	26,510	19,817	96,618	83,550
Support, maintenance and subscription services	6,981	6,435	27,760	25,706
Professional services	5,284	4,962	21,592	19,797
Total cost of goods sold	38,775	31,214	145,970	129,053
Gross profit	24,262	20,817	90,170	79,836
Operating expenses:
Product development	8,439	6,931	32,680	30,309
Sales and marketing	5,625	7,138	21,664	24,006
General and administrative	7,005	9,424	27,601	32,889
Depreciation of fixed assets	650	1,426	2,674	4,602
Amortization of intangibles	828	904	3,382	3,686
Asset impairment and related charges	(88)	9,681	120	9,681
Legal settlements	1,664	—	1,664	—
Restructuring, severance and other charges	(28)	5,262	1,496	15,853
Operating income (loss)	167	(19,949)	(1,111)	(41,190)
Other (income) expenses :
Interest income	(6)	(50)	(14)	(103)
Interest expense	121	41	346	978
Other (income) expenses, net	(63)	(112)	139	181
Income (loss) before income taxes	115	(19,828)	(1,582)	(42,246)
Income tax benefit	(215)	(1,797)	(284)	(8,007)
Income (loss) from continuing operations	330	(18,031)	(1,298)	(34,239)
Income from discontinued operations, net of taxes	—	1,053	—	11,456
Net income (loss)	$330	$(16,978)	$(1,298)	$(22,783)

Basic weighted average shares outstanding	21,901	21,773	21,880	22,432

Net income (loss) per share – basic:
Income (loss) from continuing operations	$0.02	$(0.83)	$(0.06)	$(1.53)
Income from discontinued operations	—	0.05	—	0.51
Net income (loss) per share	$0.02	$(0.78)	$(0.06)	$(1.02)

Diluted weighted average shares outstanding	22,160	21,773	21,880	22,432

Net income (loss) per share – diluted:
Income (loss) from continuing operations	$0.01	$(0.83)	$(0.06)	$(1.53)
Income from discontinued operations	—	0.05	—	0.51
Net income (loss) per share	$0.01	$(0.78)	$(0.06)	$(1.02)

AGILYSYS, INC.
BUSINESS SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
	Reportable Segments		Corporate/		Reportable Segments		Corporate/
(In thousands)	HSG	RSG	Other	Consolidated	HSG	RSG	Other	Consolidated

Net revenue:
Products	$6,760	$27,106	—	$33,866	$7,210	$18,004	—	$25,214
Support, maintenance and subscription services	13,064	7,404	—	20,468	12,320	6,687	—	19,007
Professional services	3,703	5,000	—	8,703	3,355	4,455	—	7,810
Total net revenue	$23,527	$39,510	—	$63,037	$22,885	$29,146	—	$52,031

Gross profit	$16,570	$7,692	—	$24,262	$15,167	$5,650	—	$20,817
Gross profit margin	70.4%	19.5%		38.5%	66.3%	19.4%		40.0%

Operating income (loss)	$4,174	$3,978	$(7,985)	$167	$(8,628)	$312	$(11,633)	$(19,949)
Interest expense, net	—	—	115	115	—	—	(9)	(9)
Other income, net	—	—	(63)	(63)	—	—	(112)	(112)
Income (loss) from continuing operations before income taxes
	$4,174	$3,978	$(8,037)	$115	$(8,628)	$312	$(11,512)	$(19,828)

	Twelve Months Ended March 31, 2013				Twelve Months Ended March 31, 2012
	Reportable Segments		Corporate/		Reportable Segments		Corporate/
	HSG	RSG	Other	Consolidated	HSG	RSG	Other	Consolidated

Net revenue:
Products	$33,517	$90,281	—	$123,798	$25,608	$79,993	—	$105,601
Support, maintenance and subscription services	50,206	26,939	—	77,145	47,612	25,099	—	72,711
Professional services	14,585	20,612	—	35,197	13,155	17,422	—	30,577
Total net revenue	$98,308	$137,832	—	$236,140	$86,375	$122,514	—	$208,889

Gross profit	$63,260	$26,910	—	$90,170	$55,354	$24,482	—	$79,836
Gross profit margin	64.3%	19.5%		38.2%	64.1%	20%		38.2%

Operating income (loss)	$14,428	$10,840	$(26,379)	$(1,111)	$(6,552)	$5,481	$(40,119)	$(41,190)
Interest expense, net	—	—	332	332	—	—	875	875
Other expenses, net	—	—	139	139	—	—	181	181
Income (loss) from continuing operations before income taxes
	$14,428	$10,840	$(26,850)	$(1,582)	$(6,552)	$5,481	$(41,175)	$(42,246)

AGILYSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data)	As of March 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$82,931	$97,587
Accounts receivable, net of allowance of $887 and $632, respectively	45,626	32,531
Inventories	12,239	15,710
Prepaid expenses	4,081	2,975
Other current assets	884	5,492
Total current assets	145,761	154,295
Property and equipment, net	15,543	16,504
Goodwill	14,128	15,198
Intangible assets, net	17,288	14,135
Other non-current assets	4,244	4,007
Total assets	$196,964	$204,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,177	$24,938
Deferred revenue	25,676	28,441
Accrued and other current liabilities	17,481	23,983
Capital lease obligations – current	306	647
Total current liabilities	73,640	78,009
Deferred income taxes – non-current	4,002	5,135
Capital lease obligations – non-current	381	347
Other non-current liabilities	5,085	6,210
Shareholders’ equity:
Common shares, without par value, at $0.30 stated value; authorized 80,000,000 shares; 31,606,831 issued; and 22,145,915 and 21,875,850 shares outstanding at March 31, 2013 and 2012, respectively	9,482	9,482
Treasury shares (9,460,916 and 9,730,981 shares at March 31, 2013 and 2012, respectively)	(2,838)	(2,919)
Capital in excess of stated value	(14,267)	(16,032)
Retained earnings	122,578	123,876
Accumulated other comprehensive (loss) income	(1,099)	31
Total shareholders’ equity	113,856	114,438
Total liabilities and shareholders’ equity	$196,964	$204,139

AGILYSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31,
	2013	2012
Operating activities:
Net loss	$(1,298)	$(22,783)
Income from discontinued operations	—	11,456
Loss from continuing operations	(1,298)	(34,239)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Restructuring, severance and other charges	1,496	15,853
Payments for restructuring charges	(6,924)	(5,896)
Legal settlements	1,664	—
Asset impairments and related charges	120	9,681
Depreciation	2,674	4,602
Amortization	4,207	5,910
Share-based compensation	2,057	2,896
Changes in operating assets and liabilities:
Accounts receivable	(13,252)	(621)
Inventories	3,462	(4,789)
Prepaids	(1,175)	(121)
Accounts payable	4,333	5,994
Deferred revenue	(2,617)	4,418
Accrued and other liabilities	(4,019)	(24)
Income taxes payable	(303)	1,464
Other changes, net	(1,130)	173
Net cash (used in) provided by operating activities from continuing operations	(10,705)	5,301
Net cash used in operating activities from discontinued operations	—	(26,999)
Net cash used in operating activities	(10,705)	(21,698)

Investing activities:
Proceeds from marketable securities and company owned life insurance policies	4,239	9,419
Proceeds from the sale of TSG	—	55,840
Capital expenditures	(2,940)	(2,335)
Capitalized software development costs	(4,352)	(2,585)
Net cash (used in) provided by investing activities from continuing operations	(3,053)	60,339
Net cash used in investing activities from discontinued operations	—	—
Net cash (used in) provided by investing activities	(3,053)	60,339

Financing activities:
Exercise of employee stock options	67	210
Repurchases of shares to satisfy employee tax withholding and option price	(278)	(1,449)
Principal payment under long-term obligations	(666)	(1,001)
Repurchase of common stock	—	(13,173)
Net cash used in financing activities from continuing operations	(877)	(15,413)
Net cash used in financing activities from discontinued operations	—	—
Net cash used in financing activities	(877)	(15,413)

Effect of exchange rate changes on cash	(21)	5
Cash flows (used in) provided by continuing operations	(14,656)	50,232
Cash flows used in discontinued operations:	—	(26,999)
Net (decrease) increase in cash	(14,656)	23,233
Cash and cash equivalents at beginning of period	97,587	74,354
Cash and cash equivalents at end of period	$82,931	$97,587

AGILYSYS, INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(UNAUDITED)

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	March 31		March 31
	2013	2012	2013	2012

Operating income (loss)	$167	$(19,949)	$(1,111)	$(41,190)
Share-based compensation expense	783	546	2,057	2,896
Amortization of intangibles	828	904	3,382	3,686
Asset impairments and related charges	(88)	9,681	120	9,681
Impact from revision to prior period financial statements	—	—	—	1,127
Legal settlements	1,664	—	1,664	—
Restructuring, severance and other charges	(28)	5,262	1,496	15,853
Adjusted operating income (loss) from continuing operations (a)	3,326	(3,556)	7,608	(7,947)

Other expenses (income), net	52	(121)	471	1,056
Cash income tax expense (benefit) (b)	35	(23)	148	(264)
Adjusted net income (loss) (a)	$3,239	$(3,412)	$6,989	$(8,739)

Weighted average shares outstanding:
Basic	21,901	21,773	21,880	22,432
Diluted	22,160	21,773	21,880	22,432

Adjusted net income (loss) per share (a):
Basic	$0.15	$(0.16)	$0.32	$(0.39)
Diluted	$0.15	$(0.16)	$0.32	$(0.39)

(a) Non-GAAP financial measure

(b) Taxes calculated based upon our cash tax rate for the three and twelve months ended March 31, 2013 and 2012.

AGILYSYS, INC.
RECONCILIATION OF OPERATING CASH FLOWS FROM CONTINUING OPERATIONS TO ADJUSTED CASH FLOWS FROM CONTINUING OPERATIONS
(UNAUDITED)

	Twelve Months Ended
(In thousands)	March 31
	2013	2012
Operating activities:
Net cash (used in) provided by continuing operations	$(10,705)	$5,301
Non-recurring cash items:
Restructuring, severance and other payments	6,924	5,896
BEP/SERP payments	6,271	5,017
Adjusted cash provided by continuing operations	$2,490	$16,214